UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 5, 2024

BLUE OWL CAPITAL INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39653	86-3906032
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

399 Park Avenue, New York, NY 10022
(address of principal executive offices)

(212) 419-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Shares	OWL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02. Unregistered Sales of Equity Securities.

Pursuant to an agreement to acquire Prima Capital Advisors Holdings LLC (the “Acquisition”), upon the closing of the Acquisition, Blue Owl Capital Inc. (the “Company”) will deliver 7,065,218 shares of Class A common stock, par value $0.0001 per share (“Class A Shares”), calculated based on the daily volume weighted average price per share of Class A Shares quoted on the New York Stock Exchange for the 20 consecutive trading day period ending on, and including, March 19, 2024, representing an aggregate value of approximately $125.5 million, 1,749,482 shares of Class C common stock, par value $0.0001 per share (“Class C Shares”), and an equal number of common units in each of Blue Owl Capital Holdings LP and Blue Owl Capital Carry LP (collectively, the “Common Units”), representing an aggregate value of approximately $31.1 million, and cash of approximately $13.4 million, subject to certain closing consideration adjustments. Additionally, subject to achievement of certain milestones, the Company will deliver earnout consideration in the form of Class A Shares representing an aggregate value of up to approximately $26.3 million and earnout consideration in the form of Class C Shares and Common Units representing an aggregate value of up to approximately $8.7 million, representing a maximum total value of up to $35.0 million. The Acquisition is expected to close in the second or third quarter of 2024, subject to customary closing conditions.

The Class A Shares, Class C Shares and Common Units will be issued pursuant to and in accordance with the exemption from registration under the Securities Act of 1933, as amended, provided by Section 4(a)(2) thereof as a transaction by an issuer not involving any public offering.

The holders of the Common Units may, from time to time, exchange an equal number of Common Units and cancel an equal number of Class C shares in exchange for an equal number of newly issued Class A Shares.

Forward-Looking Statements

Certain statements made in this Current Report on Form 8-K are “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “would,” “should,” “future,” “propose,” “target,” “goal,” “objective,” “outlook” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. Any such forward-looking statements are made pursuant to the safe harbor provisions available under applicable securities laws and speak only as of the date made. The Company assumes no obligation to update or revise any such forward-looking statements except as required by law. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include the inability to recognize the anticipated benefits of strategic acquisitions; costs related to acquisitions; the inability to maintain the listing of the Company’s shares on the New York Stock Exchange; Company’s ability to manage growth; Company’s ability to execute its business plan and meet its projections; potential litigation involving the Company; changes in applicable laws or regulations; and the possibility that the Company may be adversely affected by other economic, business, geo-political and competitive factors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE OWL CAPITAL INC.

Date: April 9, 2024	By:	/s/ Neena Reddy
Name: Neena Reddy
Title: General Counsel and Secretary